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                                                                    EXHIBIT 23.1

                                                                 [ANDERSEN LOGO]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated November 19, 2001, included in Argosy Education Group, Inc.'s Form 10-K for the year ended August 31, 2001. It should be noted that we have not audited any financial statements of the company subsequent to August 31, 2001, or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP
-----------------------------
Arthur Andersen LLP

Chicago, Illinois
January 3, 2002